Exhibit 99

    Marine Products Corporation to Announce Year End 2003 Results and Host a
                      Conference Call on February 17, 2004

    ATLANTA, Jan. 20 /PRNewswire-FirstCall/ -- Marine Products Corporation (Amex: MPX) today announced that it will release its financial results for the fourth quarter and fiscal year ended December 31, 2003 on Tuesday, February 17, 2004. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Tuesday, February 17, 2004 at 9 a.m. Eastern Time.
    Individuals wishing to participate in the conference call should call
(877) 270-4074 or (706) 643-7871 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on February 24, 2004 by dialing (800) 642-1687 OR (706) 645-9291, conference
ID 5034332. This call also will be broadcast and archived on the company's investor Web site at www.marineproductcorp.com . Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.
    Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com .

     For information contact:
     BEN M. PALMER                      JIM LANDERS
     Chief Financial Officer            Corporate Finance
     404.321.7910                       404.321.2162
     irdept@marineproductscorp.com

SOURCE  Marine Products Corporation
    -0-                             01/20/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-7910, or irdept@marineproductscorp.com, or Jim Landers, Corporate Finance,
+1-404-321-2162, both of Marine Products Corporation/
    /Web site:  http://www.marineproductscorp.com /
    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR LEI SPT REA
SU:  CCA MAV